UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RADNET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.

1510 Cotner Ave.

Los Angeles, CA 90025

May 23, 2014

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Stockholders of RadNet, Inc. to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, July 9, 2014, at 10:00 a.m. (Pacific time). At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by mailing your proxy or voting instruction card using the postage-paid return envelope included for your convenience. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

We have also enclosed a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2013, as amended. We encourage you to read our annual report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2013.

Thank you for your continued interest in RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Norman R. Hames

Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders:

The Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2013, as amended, are available at http://radnet.com/2014Proxy.html.

RADNET, INC.

1510 Cotner Ave.

Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 9, 2014

RadNet, Inc. will hold its Annual Meeting of Stockholders on Wednesday, July 9, 2014, at 10:00 a.m. (Pacific time) at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

Stockholders of record at the close of business on May 13, 2014, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. The following items are on the agenda:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2015 Annual Meeting of Stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	An advisory vote to approve the compensation of our Named Executive Officers;

4.	The (a) authorization of the Board of Directors to effect, in its discretion, prior to July 9, 2015, a reverse stock split of our outstanding common stock, by a ratio of not less than 1-for-2 and not more than 1-for-5, and (b) approval of a corresponding amendment to the Company’s Certificate of Incorporation, as amended, to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors’ authority to abandon such amendment; and

5.	Other business that may properly come before the Annual Meeting (including adjournments and postponements).

The foregoing items of business are more fully described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Norman R. Hames

Corporate Secretary

May 23, 2014

Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. A postage-paid return envelope is enclosed for your convenience. Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically. If a stockholder’s broker, bank or other nominee participates in a program that allows voting via telephone or the Internet, such stockholder may do so by following the instructions on the form they receive from their broker, bank or other nominee. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.

1510 Cotner Ave.

Los Angeles, CA 90025

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 9, 2014

The Board of Directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of the enclosed proxy for use at our 2014 Annual Meeting of Stockholders. The meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, July 9, 2014, at 10:00 a.m. (Pacific time) or at any adjournment or postponement thereof, for the purposes stated herein. This Proxy Statement summarizes the information that you will need to know to vote in an informed manner. Our telephone number is (310) 445-2800.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope. We intend to mail this proxy statement and the accompanying proxy card on or about May 23, 2014 to all stockholders of record that are entitled to vote.

ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will vote to:

(i)	elect seven directors to serve until our next annual meeting and until their successors are elected;

(ii)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(iii)	approve (on an advisory basis) the compensation of our Named Executive Officers; and

(iv)	authorize the Board of Directors to effect, in its discretion, prior to July 9, 2015, a reverse stock split of our outstanding common stock, by a ratio of not less than 1-for-2 and not more than 1-for-5, and approve a corresponding amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board of Directors’ authority to abandon such amendment.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record at the close of business on May 13, 2014, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting and at any postponements or adjournments thereof.

Q:	What are the voting rights of the holders of common stock?

A:	Each outstanding share of our common stock is entitled to one vote on each matter considered at the Annual Meeting.

Q:	How is a quorum determined?

A:	We will have a quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock outstanding as of the record date are present in person or represented by proxy. On the record date 41,809,215 shares of our common stock were issued and outstanding. Consequently, we will need to have 20,904,609 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

A representative from our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the meeting (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified in the instructions you receive from your broker or bank).

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Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that particular proposal. Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Under the applicable rules of the exchanges and other self-regulatory organizations, brokers will generally have discretionary authority to vote on routine matters. We believe that the ratification of the appointment of Ernst & Young, as our independent registered public accounting firm (Proposal 2), and the authorization of a reverse stock split and approval of the corresponding Certificate of Amendment (Proposal 4) are considered routine matters, and thus, we do not expect to receive any broker non-votes on those proposals. Under the applicable rules of the exchanges and other self-regulatory organizations, the uncontested election of directors (Proposal 1) and the advisory vote to approve the compensation of our Named Executive Officers (Proposal 3) are each considered a non-routine matter and brokers do not have discretionary authority to vote on those proposals. You must instruct your bank, broker or nominee on how to vote your shares for the election of directors and for the advisory vote to approve the compensation of our Named Executive Officers.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in one of two ways: (1) attend the Annual Meeting and vote in person; or (2) complete, sign, date and return the enclosed proxy card as instructed therein.

If you are a stockholder who holds stock in “street name” you will likely receive instructions for voting your shares from your broker, bank, or other nominee rather than our proxy card. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares by means of the telephone or the Internet. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares via the Internet or telephonically by following the instructions on the form received from your broker or bank. If you wish to vote in person at the Annual Meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Q:	Can I revoke my proxy later?

A:	Yes. As a stockholder of record, once you have submitted your proxy you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in one of three ways:

(1)	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) and submit it as indicated therein (and until the applicable deadline);

(2)	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

(3)	You may vote in person at the Annual Meeting. However, if your shares are held in “street name” and you wish to vote at the Annual Meeting, you must first obtain from the broker, bank or other nominee record holder a proxy issued in your name.

Q:	What is the purpose of the reverse stock split?

A:	Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing the reverse stock split may improve the marketability and liquidity of our common stock and may encourage interest and trading in our common stock.

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Q:	What vote is required to approve the proposals?

A:	The election of directors requires a plurality of votes cast by shares present or represented at the Annual Meeting. Accordingly, if a quorum exists, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes in favor of their election. Shares not present at the Annual Meeting and broker non-votes will have no impact on the election of directors.

The ratification of the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The advisory vote to approve the compensation of our Named Executive Officers will be approved if a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting vote in favor of such proposal. With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal). Although the vote to approve the compensation of our Named Executive Officers is advisory only, meaning that it is not binding on the Company, our Board of Directors will consider the results of the vote in its future consideration of the compensation of our Named Executive Officers.

The authorization to effect a reverse stock split and approval of the corresponding Certificate of Amendment must be approved by a majority of the outstanding shares of our common stock entitled to vote on such matter at the Annual Meeting. With respect to such proposal, abstentions, shares not present at the Annual Meeting, and broker non-votes will have the effect of a vote “AGAINST” the proposal.

Q:	What are my voting choices for each proposal?

A:	With respect to the election of directors, stockholders may vote for all nominees, withhold authority for all nominees or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote for the proposal, against the proposal or abstain from voting.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	Our Board of Directors unanimously recommends a vote FOR all seven director nominees set forth in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, FOR the approval of the compensation of our Named Executive Officers, on an advisory basis, and FOR the authorization to effect a reverse stock split and approval of the corresponding Certificate of Amendment.

Q:	How will my shares be voted if I return a blank proxy card?

A:	If you sign and send in your proxy card and do not indicate how you want to vote, the shares will be vote as recommended by our Board of Directors; accordingly, we will count your proxy as a vote FOR all seven director nominees named in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, FOR the approval of the compensation of our Named Executive Officers, on an advisory basis and FOR the authorization to effect a reverse stock split and approval of the corresponding Certificate of Amendment.

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Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RadNet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to RadNet management.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be conducted at the Annual Meeting other than the proposals discussed in this proxy statement, if any other business comes before the Annual Meeting, the individuals that we have designated as proxies for the Annual Meeting, Jeffrey Linden and Mark Stolper, will have the discretionary authority to vote for or against any other matter that is properly presented at the Annual Meeting.

Q:	Who will bear the costs of this solicitation?

A:	This solicitation is made by our Board of Directors on behalf of the Company, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We have also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate. We will also provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a report on Form 8-K within four business days after the Annual Meeting.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2015 Annual Meeting must be received by us not later than January 23, 2015, in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered from the floor at an annual meeting, the stockholder must have given timely notice of the proposal or nomination in writing to our Corporate Secretary. To be timely for the 2015 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between March 12, 2015 and April 11, 2015. A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2014, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers as of December 31, 2013 (collectively, the “Named Executive Officers”);

•	each director; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 41,117,823 shares of common stock outstanding on March 31, 2014. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
Alan Weber(1)	2,440,321		5.93%

Directors and Named Executive Officers
Howard G. Berger, M.D.(2)	5,396,140	(3)	13.12%
Marvin S. Cadwell	287,338	(4)	*
John V. Crues, III, M.D.	861,868	(5)	2.09%
Norman R. Hames	997,874	(6)	2.41%
Lawrence L. Levitt	288,410	(7)	*
Michael L. Sherman, M.D.	334,017	(8)	*
David L. Swartz	335,467	(9)	*
Stephen M. Forthuber	777,160	(10)	1.86%
Jeffrey L. Linden	1,151,398	(11)	2.78%
Mark D. Stolper	434,932	(12)	1.05%
All directors and executive officers as a group (11 persons)	11,241,332	(13)	25.99%

_______________

*	Represents less than 1%.
(1)	According to the Schedule 13D/A filed with the SEC on June 4, 2013, Mr. Weber maintains shared voting power over an aggregate of 2,002,615 shares of our common stock beneficially owned by JB Capital Partners LP for which Mr. Weber is the general partner. Mr. Weber maintains sole voting power of 437,706 shares of our common stock, which includes shares held by Mr. Weber’s spouse and held in custodial accounts for the benefit of his children. Mr. Weber disclaims beneficial ownership of the securities beneficially held by JB Capital Partners LP, except to the extent he has any pecuniary interest therein, if any. The address set forth in the Schedule 13D filing is 5 Evan Place, Armonk, New York 10504.

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(2)	As a result of his stock ownership and positions as president, chief executive officer and chairman, Dr. Berger may be deemed to be a controlling person of our Company.
(3)	Beneficial ownership includes 270,026 shares held by the Howard and Fran Berger Family Trust, or the Trust, and 5,126,114 shares held by HFB Enterprises, LLC, or the LLC; Dr. and Mrs. Berger are co-trustees of the Trust and are co-managers of the LLC.
(4)	Beneficial ownership includes 91,250 shares subject to options exercisable within 60 days of March 31, 2014 and 68,107 shares of unvested time-based restricted stock.
(5)	Beneficial ownership includes 6,000 shares held by Dr. Crues’ spouse and 100,000 shares subject to options exercisable within 60 days of March 31, 2014 and 68,107 shares of unvested time-based restricted stock.
(6)	Beneficial ownership includes 325,000 shares subject to options exercisable within 60 days of March 31, 2014 and 68,107 shares of unvested time-based restricted stock.
(7)	Beneficial ownership includes 91,250 shares subject to options exercisable within 60 days of March 31, 2014 and 68,107 shares of unvested time-based restricted stock.
(8)	Beneficial ownership includes 91,250 shares subject to options exercisable within 60 days of March 31, 2014 and 1,950 shares held by Dr. Sherman’s spouse and 68,107 shares of unvested time-based restricted stock.
(9)	Beneficial ownership includes 91,250 subject to options exercisable within 60 days of March 31, 2014 and 31,500 shares held by Mr. Swartz’s spouse and 68,107 shares of unvested time-based restricted stock.
(10)	Beneficial ownership includes 575,000 shares subject to options exercisable within 60 days of March 31, 2014 and 68,107 shares of unvested time-based restricted stock.
(11)	Beneficial ownership includes 325,000 shares subject to options exercisable within 60 days of March 31, 2014 and 74,917 shares of unvested time-based restricted stock.
(12)	Beneficial ownership includes 212,500 shares subject to options exercisable within 60 days of March 31, 2014 and 25,045 shares of unvested time-based restricted stock.
(13)	Beneficial ownership includes 2,127,500 shares subject to options exercisable within 60 days of March 31, 2014, 617,864 shares of unvested time-based restricted stock and 39,450 shares held indirectly by certain spouses of the officers and directors.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, all directors will be elected for a term expiring at the next annual meeting of stockholders to be held after their election, subject to earlier resignation or removal. Our Board of Directors, in accordance with our bylaws, has determined that the authorized number of directors shall be seven. Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated the seven individuals set forth below for election.

Voting on the election of directors is considered a non-routine matter, and the persons named in the accompanying proxy will not have the authority to vote on this proposal unless instructed to do so by the beneficial owner or their duly instructed bank, broker or nominee. Each of the nominees below is currently a director of the Company and has consented to serve if elected, and we have no reason to believe that any of these nominees will be unable to serve. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

The following paragraphs include information that each of the seven nominees has provided to us about the positions he currently holds, his principal occupation and experience for the past five years, and the other companies in which he currently serves as a director or has served as a director during the past five years. In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each nominee should serve as a director.

Nominees for Director

The names of the director nominees, their ages as of March 31, 2014 and other information about them are set forth below.

Name of Director Nominee	Age	Position	Director Since
Howard G. Berger, M.D.	68	President, Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	70	Director	2007
John V. Crues, III, M.D.	64	Director, Vice President, Medical Director	2000
Norman R. Hames	58	Director, Executive Vice President, Chief Operating Officer-Western Operations, Secretary	1996
Lawrence L. Levitt	71	Director	2005
Michael L. Sherman, M.D.	71	Director	2007
David L. Swartz	70	Director	2004

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our Company and its predecessor entities since 1987.  Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group, or BRMG.  He began his career in medicine at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a masters program in medical physics in the University of California system. Dr. Berger brings senior business leadership skills to our Board of Directors derived from his more than 25 years of experience in the development and management of the Company.

Marvin S. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006, until its acquisition by the Company. He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix. He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software. Mr. Cadwell previously served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry, from 2003 until September 2008 when it was acquired. Mr. Cadwell has experience as an executive officer of several companies in the healthcare industry and has served as an executive officer and consultant for several privately held organizations. He brings to our Board of Directors a strong background in operating management of various organizations. Mr. Cadwell has been a member of our Audit Committee since 2007 and a member of our Nominating and Governance Committee since 2011.

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John V. Crues, III, M.D. is a world-renowned radiologist. Dr. Crues has served as our Vice President and Medical Director since 2000. Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology. Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group, a director of BRMG and owns a controlling interest in the three medical groups which provide professional medical services at our imaging facilities located in New York, New York. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities and his active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Norman R. Hames has served as an executive officer of RadNet since 1996 and currently serves as our Executive Vice President, Chief Operating Officer-Western Operations and Corporate Secretary. Applying his 20 years of experience in the industry, Mr. Hames oversees all aspects of our California facility operations. His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians. Prior to joining our Company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day operations of imaging centers.

Lawrence L. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules. Mr. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since January 2011. Mr. Levitt has served as the chair of our Compensation and Management Development Committee since 2007.

Michael L. Sherman, M.D., F.A.C.R., served as a director of Radiologix between 1997 and November 2006, until its acquisition by the Company. He founded and served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from its inception in 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active clinical practice in 2005. In addition, Dr. Sherman was a director of MedStar Health, a ten-hospital system in the Baltimore-Washington, D.C. area from 1998 until 2006 and served as a director of Medstar’s captive insurance company until 2011. Dr. Sherman has trained as a mediator and serves as president of Medical Mediation, LLC through which he has mediated professional liability and business cases. He was a director of HX Technologies, a healthcare IT private company, from 2006 until its sale in 2010. Dr. Sherman has broad experience in the medical and business aspects of radiology as a board member and chairman of various companies in the healthcare industry. Effective January 2011, Dr. Sherman was elected to serve as the chair of our Nominating and Governance Committee and has been a member of our Compensation and Management Development Committee since 2007.

David L. Swartz is a certified public accountant with experience providing accounting and advisory services to clients. Mr. Swartz served as a member of the board of directors of the California State Board of Accountancy until November 2012 and previously served as president. Prior to 1993, Mr. Swartz served as managing partner and was on the national board of directors of a 50 office international accounting firm. Between 1993 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz is also a former chief financial officer of a publicly held shopping center and development company. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules. Effective January 2011, Mr. Swartz was appointed as Lead Independent Director and has been the chair of our Audit Committee since 2004. In addition, Mr. Swartz has been a member of our Compensation and Management Development Committee since 2007 and a member of our Nominating and Governance Committee since 2011.

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There are no family relationships between any nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF ALL OF THESE NOMINEES

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. Our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

Meetings of the Board of Directors and Board Committees

Our Board of Directors meets at least quarterly and during calendar year 2013, held six meetings and took action by written consent on two occasions. Each of the current directors serving in 2013 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend. We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Three of the seven directors attended the 2013 Annual Meeting of Stockholders.

Board Leadership Structure

The Chairman of the Board also serves as our Chief Executive Officer. Our Board of Directors has determined that its leadership structure is appropriate and effective. Our Board of Directors believes that having a single individual serve as both chair and chief executive officer fosters an important unity of leadership between our Board of Directors and our management team, provides clear accountability and promotes strategic development and execution. Our Board of Directors further believes that the combination of the offices facilitates the organization and efficiency of board meetings over the calendar year by permitting the Chief Executive Officer to develop a thoughtful and comprehensive agenda for review by our Board of Directors of the issues and matters most critical to the Company and to guide the review process in a manner that will assure efficient use of the time available to our Board of Directors.  This structure effectively utilizes the Chief Executive Officer’s knowledge of our Company and the industry as well as fostering greater communication between management and our directors which produces a greater degree of transparency among management and our directors. Mr. Swartz serves as Lead Independent Director. In this capacity, Mr. Swartz serves as chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda and chairs the executive sessions of the independent directors, works together with the chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board. Four of the seven members of our Board of Directors are independent directors and all of those individuals serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee. Our Board of Directors holds regular executive sessions outside the presence of the Chief Executive Officer and other management, which our Board of Directors believes promotes appropriate independent leadership.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management, the Board of Directors does have an oversight role in managing the Company’s risk. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. In reviewing our strategy, business plan, budgets and major transactions, the Board of Directors considers, among other factors, the risks the Company faces, and how such risks can be managed. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks which enable the Board of Directors to understand management’s views on risk identification, risk management and risk mitigation strategies. While the full Board of Directors has an oversight role in managing our risk, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes are material. In addition, the Compensation Committee oversees the risks associated with our compensation policies and practices.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ and the SEC rules. As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualify as independent directors in accordance with the NASDAQ and the SEC rules. Each of Howard G. Berger, M.D., John V. Crues, III, M.D., and Norman R. Hames is an executive officer of our Company and therefore they do not qualify as independent directors.

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Director Nomination Process

The Nominating and Governance Committee is responsible for identifying and evaluating director candidates and has the authority to employ a third party search firm to assist in this process, if needed. The Nominating and Governance Committee considers stockholder nominees if such nominations have been made in accordance with our bylaws and will evaluate candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth below under “Communication with Our Board of Directors.” No director candidates have been put forward by a stockholder or group of stockholders who beneficially owned more than five percent of our stock.

The Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge and the minimum qualifications as specified in the Nominating and Governance Committee Charter.

Our Board of Directors does not have a formal policy with regard to the consideration of diversity in the identification of director nominees. However, as part of the evaluation of board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences and backgrounds (including, among other things, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) who can contribute to the board’s overall effectiveness in carrying out its responsibilities and who can represent diverse viewpoints on our Board of Directors.   The Nominating and Governance Committee assesses the effectiveness of our efforts when annually evaluating the composition of the Board of Directors as part of the annual nomination process.

Code of Financial Ethics

We have adopted a written code of financial ethics applicable to our directors, officers and employees which is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investors — Corporate Governance. The Board of Directors has designated that the Audit Committee is responsible for reviewing the Code of Financial Ethics and amending as necessary. Any amendments will be disclosed on our website.

Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. The membership of each committee is as follows, with the chairperson listed first and denoted with an asterisk:

Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee

David L. Swartz*	Lawrence L. Levitt*	Michael Sherman, M.D.*
Marvin S. Cadwell	Michael Sherman, M.D.	Marvin S. Cadwell
Lawrence L. Levitt	David L. Swartz	Lawrence L. Levitt
David L. Swartz

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Audit Committee

The Audit Committee meets periodically, but at least once a quarter to review the Company’s financial statements and the adequacy of and compliance with the Company’s internal and external financial reporting processes. The Audit Committee held four meetings in 2013.

The Audit Committee’s responsibilities include, among other things:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing, along with management, the reliability and integrity of our accounting policies and financial reporting and disclosure practices;

•	serving as an independent and objective party to monitor our financial reporting processes and internal controls systems;

•	retaining our independent registered public accounting firm, reviewing and evaluating their independence, qualifications and performance, approving the terms of the annual engagement letter and approving all audit and non-audit services to be performed by our independent registered public accounting firm; and

•	providing independent, direct, and open communications among our independent registered public accounting firm, financial and senior management and the full Board of Directors.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter. The Audit Committee is required to review the charter at least annually and modify it as needed. The Audit Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Mr. Swartz and Mr. Levitt possess the requisite accounting and financial management expertise required under the NASDAQ Marketplace Rules and each qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Management Development Committee

The Compensation and Management Development Committee meets at least annually and is responsible for approving the compensation of executive officers and certain senior management and overseeing the Company’s management development programs, performance assessment of senior executives and succession planning. The Compensation and Management Development Committee held one meeting in 2013 and took action by written consent on three occasions.

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and, either as a committee or together with the other independent directors, determining the compensation of executive officers and certain other senior management, including base, bonus and incentive compensation;

•	reviewing and administering our equity incentive plans;

•	overseeing the compensation philosophy and strategy of the Company;

•	monitoring the Company’s compliance with rules and regulations relating to compensation arrangements for directors and executive officers; and

•	reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and recommending the CEO’s compensation levels based on such evaluation.

As noted in the Compensation Discussion and Analysis section below, certain executive officers receive compensation from an affiliate of BRMG. Our relationship with BRMG is described in further detail under “Certain Relationships and Related Party Transactions – Related Party Transactions” below. The process employed by the Compensation and Management Development Committee in determining the appropriate compensation of executive officers is the same regardless of whether payments are made by the Company or an affiliate of BRMG.

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The responsibilities of the Compensation and Management Development Committee are more fully described in the Compensation and Management Development Committee Charter. The Compensation and Management Development Committee is required to review the charter annually and, as it deems appropriate, make recommendations of any proposed changes to the Board of Directors for approval. The Compensation and Management Development Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

Nominating and Governance Committee

The Nominating and Governance Committee meets as frequently as circumstances dictate, but not less than once a year, and is responsible for identifying, evaluating and recommending qualified potential candidates to serve on the Board of Directors and its committees, coordinating the process for the Board of Directors to evaluate its performance and overseeing matters of corporate governance. The Nominating and Governance Committee held one meeting in 2013.

The Nominating and Governance Committee’s responsibilities include, among other things:

•	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as directors;

•	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

•	monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

•	evaluating all nominees for election of directors;

•	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

•	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

•	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee Charter. The Nominating and Governance Committee is required to regularly review the charter and recommend changes as it deems appropriate. The Nominating and Governance Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Management Development Committee are listed under “Board of Directors and Corporate Governance — Committees of the Board of Directors.” No member of the Compensation and Management Development Committee has had a relationship with our Company or any of our subsidiaries other than as directors and stockholders and no member has been an officer or employee of our Company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2013 except that Mr. Swartz failed to timely file one report relating to a transaction that took place during the fiscal year ended December 31, 2012.

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Executive Officers

The names of our current executive officers, their ages as of March 31, 2014, and their positions are shown below.  Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name of Executive Officer	Age	Position	Officer Since
Howard G. Berger, M.D.	68	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	64	Vice President and Medical Director	2000
Norman R. Hames	58	Executive Vice President, Secretary, Chief Operating Officer – Western Operations	1996
Stephen M. Forthuber	53	Executive Vice President and Chief Operating Officer – Eastern Operations	2006
Jeffrey L. Linden	71	Executive Vice President and General Counsel	2001
Michael M. Murdock	59	Executive Vice President and Chief Development Officer	2007
Mark D. Stolper	42	Executive Vice President and Chief Financial Officer	2004

Stephen M. Forthuber became our Executive Vice President and Chief Operating Officer for Eastern Operations subsequent to our acquisition of Radiologix, Inc. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February 2005 until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Jeffrey L. Linden joined us in 2001 and currently serves as our Executive Vice President and General Counsel. Prior to joining us, Mr. Linden had been engaged in the private practice of law. He has lectured before numerous organizations on various topics, including the California State Bar, the American Society of Therapeutic Radiation Oncologists, the California Radiological Association, and the National Radiology Business Managers Association. Mr. Linden received his J.D. and undergraduate degree from the University of California, Los Angeles.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare. From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper is currently a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) as well as a privately held provider of outpatient rehabilitation, and is Chairman of the Board for a private telemedicine and eHealth provider. He was previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. from April 2010 until its sale in December 2012 and a was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our officers and directors.

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Certain Relationships and Related PARTY Transactions

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews any transaction in which we are proposed to be a party, directly or indirectly, and any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction or any director has a material financial interest in the transaction: (i) any of our executive officers or any related person of any such officer or a director, (ii) any person or entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with, one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director. Additionally, any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K is reviewed by the Board of Directors.

Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors and is deemed to be the beneficial owner, directly and indirectly, of approximately 13.12% of our outstanding common stock as of March 31, 2014. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at 101 of our facilities located in California under a management agreement with us, and contracts with various other independent physicians and physician groups to provide the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. However, as a result of our close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that medical service is provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated physician groups. In 2013, Dr. Berger received $500,000 of his salary from BRMG. Dr. Berger also owns a controlling interest in two medical groups that provide professional medical services to one of our imaging facilities located in Manhattan, New York.

We have a management agreement with BRMG that expires on January 1, 2015 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79%, at December 31, 2013, is adjusted annually, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. For administrative convenience and in order to avoid inconveniencing and confusing our payors, a single bill is prepared for both the professional medical services provided by the radiologists and our non-medical, or technical, services, generating a receivable for BRMG. BRMG is a guarantor under our first lien term loan facility, as amended, and revolving credit facility and under our new second lien term loan facility entered into in March 2014.

John V. Crues III, M.D. is our Medical Director, a member of our Board of Directors and a 1% owner of BRMG. Dr. Crues receives all of his salary from BRMG. In 2013, Dr. Crues received a fixed base salary amount of $500,000 and was also entitled to 10% of the revenues from certain programs Dr. Crues administers for BRMG, for a total salary of $588,071.79. Dr. Crues also owns a controlling interest in three medical groups that provide professional medical services to some of our imaging facilities located in Manhattan and Brooklyn, New York, two of which we acquired as part of our December 31, 2012 acquisition of Lenox Hill and one in connection with our August 1, 2013 acquisition of Manhattan Diagnostic Radiology.

Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $190,158 in fees for the year ended December 31, 2013. Mr. Linden has specifically waived any interest in the fees paid to Cohen & Lord by RadNet since becoming an officer of RadNet in 2001.

We use World Wide Express, a package delivery company owned 75% by Mr. Hames, to provide delivery services for us. The rates charged by World Wide Express are very competitive with those charged by other third-party package delivery companies. During the year ended December 31, 2013, we paid approximately $955,000 to World Wide Express for those services.

On June 1, 2009 we entered into a 10-year operating lease for a building at one of our imaging centers located in Wilmington, Delaware in which our Senior Vice President of Materials Management is a 50% owner. The monthly rent under this operating lease is approximately $25,000. We believe that the monthly lease amount is in line with similar 10-year lease contracts available for comparable buildings in the area.

Indemnification Agreements

We have indemnification agreements with each of our directors and certain of our officers in addition to provisions which are reflected in our certificate of incorporation and bylaws which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investors — Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2013. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed Ernst & Young’s independence with Ernst & Young.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of RadNet, Inc. be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2014, and requested that this appointment be submitted to our stockholders for ratification at their annual meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair

Marvin S. Cadwell

Lawrence L. Levitt

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

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COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes our compensation program for our Named Executive Officers and has been divided into the following sections:

Executive Summary: summarizes our 2013 executive compensation program.

Compensation Philosophy: describes the principles forming the foundation of our compensation and benefits programs for executives.

Board Process: describes the processes, participants and tools that help us make compensation decisions for our Named Executive Officers.

Elements of Executive Compensation: describes the various components of the compensation that may be awarded to each of our Named Executive Officers.

2013 Stockholder Advisory Vote on Executive Compensation: describes the outcome of the 2013 advisory stockholder vote regarding the approval of the compensation for our Named Executive Officers.

2013 Compensation Determinations: describes the compensation decisions for each of our Named Executive Officers for the fiscal year ended December 31, 2013.

2014 Compensation Determinations: describes the compensation decisions for each of our Named Executive Officers for the fiscal year ending December 31, 2014.

Risk Consideration in Our Compensation Programs: describes the concept of risk as it relates to our compensation program.

Executive Summary

We compensate our executive officers generally through a mix of base salary and equity compensation. Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to foster an environment that aligns the interests of our executive officers with the creation of stockholder value through our equity compensation program. A cash bonus may also be paid to a Named Executive Officer at the discretion of the Compensation and Management Development Committee.

Compensation decisions are determined by our Compensation and Management Development Committee and are not based on benchmarking against specific peer companies. For the year ended December 31, 2013, the Compensation and Management Development Committee did not retain any outside advisors or compensation consultants. The Compensation and Management Development Committee actively engages in dialogue with the Chief Executive Officer (who is also a member of our Board) concerning executive performance and compensation. Generally, salary adjustments and equity compensation grants for all Named Executive Officers, except for the Chief Executive Officer, are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

The Named Executive Officers for fiscal 2013 were: Howard G. Berger, M.D.; Mark D. Stolper; Jeffrey L. Linden; Norman R. Hames; and Stephen M. Forthuber.

In December 2012, the Compensation and Management Development Committee elected not to increase base salary for the Named Executive Officers in 2013, and in lieu thereof, determined to issue cash bonuses and restricted stock grants to certain Named Executive Officers, that together, in the aggregate, were equal to approximately fifty percent of their current salaries. Therefore, on January 2, 2013 in accordance with the Company’s policy for when it generally issues equity compensation awards, each of Messrs. Stolper, Hames and Forthuber were awarded restricted stock grants of 50,000 shares of our common stock and Mr. Linden was awarded a restricted stock grant of 55,000 shares of our common stock, all of which vest in three equal annual increments with the first installment vesting on the grant date. Additionally, Messrs. Hames, Forthuber, and Stolper each received a cash bonus of $118,750 while Mr. Linden’s cash bonus was $131,250. The cash bonus for Dr. Berger was $375,000.

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In November 2013, the Compensation and Management Development Committee decided that the base salary of the Named Executive Officers for 2014 would remain unchanged, and in lieu thereof, determined to issue cash bonuses in the same amounts as the year before as enumerated in the prior paragraph and Messrs. Hames, Forthuber, Linden and Stolper were each awarded restricted stock grants on January 2, 2014.

The Company also pays the premiums for our executive officers’ coverage under our health insurance plans and our Named Executive Officers other than the Chief Executive Officer are provided a monthly car allowance. Perquisites are not a material element of the executive compensation program.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

The Compensation and Management Development Committee Believes in a Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance of the Company. A substantial portion of executive officer compensation is based on the Compensation and Management Development Committee’s assessment of an individual’s performance.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock options and restricted stock create long-term incentives that align the interests of management with the long-term interests of stockholders.

Compensation and Performance Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives.

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Internal Pay Equity

The Compensation and Management Development Committee believes that internal equity is an important factor to be considered in establishing compensation for our executive officers. A formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers has not been established, but the Compensation and Management Development Committee does review compensation levels to ensure that appropriate equity exists. The Compensation and Management Development Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future, if it is determined that such a policy would be appropriate.

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Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board Process

Compensation and Management Development Committee

The Compensation and Management Development Committee has been delegated the authority by our Board of Directors to approve all compensation and awards to executive officers. With respect to equity compensation awarded to the executive officers and others, the Compensation and Management Development Committee acts as the administrator under our stockholder-approved 2006 Equity Incentive Plan, as amended (the “2006 Plan”), and has the authority under that plan to grant restricted stock or stock options. Generally, equity grants are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with executive management, including our Chief Executive Officer, and conducts meetings in executive session.

At the end of each year, the Compensation and Management Development Committee considers the Company’s performance as well as the individual’s performance and the performance of the divisions for which they are responsible, as applicable. The Committee engages in an active dialogue with the Chief Executive Officer regarding such performance and the determination of the compensation for the senior executive officers.

The Compensation and Management Development Committee meets in executive session each year to: (i) evaluate the performance of the Named Executive Officers, (ii) set the annual compensation of the Named Executive Officers, and (iii) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of which are:

•	to establish the operating budget, which forms the basis for evaluating corporate achievements and the achievements of the divisions our senior executive officers manage that are taken into consideration when evaluating compensation levels for senior executives; and

•	to make recommendations to the Compensation and Management Development Committee on salary levels and option and restricted stock awards, which recommendations are made by our Chief Executive Officer.

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Our Chief Executive Officer works with the Compensation and Management Development Committee in establishing the agenda for committee meetings. Management also prepares meeting information for each Compensation and Management Development Committee meeting.

Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

•	background information regarding the Company’s strategic objectives;

•	his evaluation of the performance of the senior executive officers, including accomplishments, and areas of strength and weakness; and

•	compensation recommendations as to senior executive officers (other than himself).

Committee Advisors

Under its charter, the Compensation and Management Development Committee is granted, where appropriate, the authority to retain outside advisors and compensation consultants. The Company is obligated to pay for the advisors and consultants. These advisors will report directly to the Compensation and Management Development Committee. For the year ended December 31, 2013, the Compensation and Management Development Committee did not retain any outside advisors or compensation consultants.

Benchmarking

Our Compensation and Management Development Committee does not base its compensation decisions on benchmarking against a specific peer group of companies. However, the Compensation and Management Development Committee recognizes that our compensation practices must be competitive in the marketplace. The Compensation and Management Development Committee is generally aware of pay practices at other companies in our industry. This marketplace information is only one of the many factors that the Committee considers in assessing the reasonableness of compensation.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation. We seek to establish a compensation level that is appropriate recognizing the executive officer’s achievements and contributions. Base pay also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our executive officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage an executive officer to take unnecessary risks. In determining base salaries our Compensation and Management Development Committee considers the executive officer’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive officer, the executive officer’s past performance, the general pay practices at other companies in our industry, internal pay equity and the tax deductibility of base salary.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by our stockholders.

Our equity compensation plans have been established to provide certain of our employees, including our Named Executive Officers (other than our Chief Executive Officer), with incentives to help align those employees’ interests with the interests of our stockholders. Our equity compensation plans have provided the principal method for our Named Executive Officers to acquire equity or equity linked interests in our Company.

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Beginning in 2012, the Compensation and Management Development Committee elected to use restricted stock awards as the primary equity compensation vehicle for our Named Executive Officers. In connection with this decision, the Compensation and Management Development Committee reviewed the type of equity awards other companies were granting to executive officers and also took into account the various costs associated with differing equity awards and determined that granting restricted stock would serve as a better inducement to retaining our Named Executive Officers. The restricted stock grants generally vest in three equal annual increments with the first installment vesting on the grant date.

Prior to 2012, the Compensation and Management Development Committee had opted to use stock options as the primary equity compensation vehicle. All stock options incorporated the following features:

•	the term of the grant did not exceed 10 years (though often was limited to only five years);

•	the grant price was not less than the market price on the date of grant;

•	grants did not include “reload” provisions;

•	repricing of options is prohibited, unless approved by our stockholders; and

•	options generally vest over a term of years (3 to 5 years) beginning with the first anniversary of the date of grant.

The Compensation and Management Development Committee uses equity awards, including restricted stock and stock options, as a long-term incentive vehicle because:

•	restricted stock and stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options or shares of restricted stock to be granted to senior executive officers, the Compensation and Management Development Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Compensation and Management Development Committee has also adopted a general policy of issuing equity awards to senior executive officers on the first business day of January and such equity awards are also to recognize those individual’s contributions for the prior fiscal year.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverage under our health insurance plans and all of our Named Executive Officers other than our chief executive officer are provided a monthly car allowance.

Change in Control and Severance Arrangements

The employment arrangements of our Named Executive Officers provide them with benefits if their employment is terminated under certain circumstances, including termination following a change in control of the Company. The details and amount of these benefits are set forth below under “Compensation of Executive Officers —Potential Payments Upon Termination or Change in Control — Severance Arrangements”; “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control — Change-in-Control Arrangements” and “Compensation of Executive Officers — Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” The employment agreements, including the change in control provisions and the right to receive severance, were initially used to attract qualified executive officers and have continued to be used as a way to retain such qualified executive officers.

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Deductibility of Executive Compensation

Our Compensation and Management Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain Named Executive Officers.  This limitation does not apply to compensation that meets the requirements under Section 162(m) of the Internal Revenue Code for “qualifying performance based” compensation.  In this regard, we do intend that stock options granted under our 2006 Plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore are exempt from the $1,000,000 limit. However, our Compensation and Management Development Committee may approve compensation that will not meet these requirements in order to, among other things, ensure competitive levels of total compensation of our Named Executive Officers.

2013 Stockholder Advisory Vote on Executive Compensation

In June 2013, over 98% of the stockholder votes which were cast (including those that abstained and excluding broker non-votes) on the stockholder advisory vote regarding our Named Executive Officers’ compensation were in favor of approving such compensation, reflecting very strong stockholder support for our executive compensation programs. The Compensation and Management Development Committee carefully considered these results and a variety of other information in determining compensation structure and amounts for 2014. After taking into account all of the information the Compensation and Management Development Committee believed was relevant to its review, including the high level of stockholder support based on the advisory vote results, the Compensation and Management Development Committee did not make any significant changes to the structure of the executive compensation plans and programs. Moreover, the Compensation and Management Development Committee did determine to continue to use restricted stock, in lieu of stock options, with respect to equity compensation awards that it issued in 2014 as noted below under the heading “2014 Compensation Determinations.”

2013 Compensation Determinations

The Compensation and Management Development Committee uses its judgment and discretion in determining the amount of base salary for each Named Executive Officer, which is reviewed on an annual basis. In December 2012, the Compensation and Management Development Committee in connection with making a determination regarding base salaries for 2013, agreed with management’s recommendation, to issue, in lieu of increasing salaries, cash bonuses and restricted stock grants to our Named Executive Officers in aggregate amounts equal to approximately 50% of their then-current base salaries. The cash bonuses were paid on December 31, 2012 and are reflected in the Bonus column for 2012 in the Summary Compensation Table under “Compensation of Executive Officers” below. The shares of restricted stock were granted on the first business day in January 2013, which is consistent with the Company’s policy and are reflected in the Stock Awards column for 2013 in the Summary Compensation Table under “Compensation of Executive Officers” below.

Therefore, on January 2, 2013, each of Messrs. Stolper, Hames and Forthuber were awarded restricted stock grants of 50,000 shares of our common stock and Mr. Linden was awarded restricted stock grants of 55,000 shares of our common stock, all of which vest in three equal annual increments with the first installment vesting on the grant date. The Compensation and Management Development Committee decided to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the Company and a greater incentive to contribute to our long-term success. No equity awards were granted to Dr. Berger who was then already the beneficial owner, directly and indirectly, of approximately 13.14% of our outstanding common stock. The Compensation and Management Development Committee determined that he has a sufficient equity interest in the Company to align his interest with other stockholders.

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In November 2013, the Compensation and Management Development Committee agreed with management’s recommendation, consistent with the previous year, to issue, in lieu of increasing salaries for 2014, cash bonuses and restricted stock grants to our Named Executive Officers. The cash bonuses were the same as the year before. Therefore, Messrs. Hames, Forthuber, and Stolper each received a cash bonus of $118,750 while Mr. Linden’s cash bonus was $131,250. The cash bonus for Dr. Berger was $375,000. The cash bonuses are reflected in the Bonus column for 2013 in the Summary Compensation Table under “Compensation of Executive Officers” below.

2014 Compensation Determinations

As stated in the prior paragraph, the Compensation and Management Development Committee determined that salaries would not change for the Named Executive Officers for 2014 and that shares of restricted stock would be granted on the first business day in January 2014, which is consistent with the Company’s policy.

Therefore, effective January 2, 2014, each of Messrs. Stolper, Hames and Forthuber were awarded restricted stock grants equal to $125,000 divided by the closing per share price of the Company’s common stock of $1.62 as of such date (77,160 shares) and Mr. Linden was awarded a restricted stock grant equal to $137,500 divided by the closing price of the Company’s common stock as of such date (84,876 shares), all of which vest in three equal annual increments with the first installment vesting on the grant date. The Compensation and Management Development Committee decided to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the Company and a greater incentive to contribute to our long-term success. No equity awards were granted to Dr. Berger who was then already the beneficial owner, directly and indirectly, of approximately 13.14% of our outstanding common stock. The Compensation and Management Development Committee determined that he has a sufficient equity interest in the Company to align his interest with other stockholders.

Risk Consideration in Our Compensation Programs

Our Compensation and Management Development Committee reviewed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with base salary in cash and non-cash long-term incentive programs. The base salary portion of compensation and in recent years the cash bonuses granted based on the previous year’s performance are designed to provide a steady income regardless of our stock price performance, so that our executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Our equity incentive grants have traditionally been structured to provide longer term incentives. Our Compensation and Management Development Committee believes our compensation programs strike a balance between providing secure compensation and appropriate long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

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Compensation Committee Report*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investors” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of the Company’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair

Michael L. Sherman, M.D.

David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Named Executive Officers:

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	All Other Compensation ($)(4)	Total ($)
Howard G. Berger, M.D., President and Chief Executive Officer (principal executive officer)	2013	700,000(3)	375,000	–	–	16,608	1,091,608
	2012	700,000(3)	375,000	–	–	12,166	1,087,166
	2011	625,000(3)	–	–	–	15,336	640,336

Mark D. Stolper, Executive Vice President and Chief Financial Officer (principal financial officer)	2013	475,000	118,750	125,500	–	23,969	742,219
	2012	475,000	118,750	162,750	–	29,596	786,096
	2011	425,000	–	–	136,981	36,785	598,766

Jeffrey L. Linden, Executive Vice President and General Counsel	2013	525,000	131,250	138,050	–	26,206	820,506
	2012	525,000	131,250	162,750	–	21,766	840,766
	2011	475,000	–	–	136,981	19,685	631,666

Norman R. Hames Executive Vice President and Chief Operating Officer – Western Operations	2013	475,000	118,750	125,500	–	4,875	724,125
	2012	475,000	118,750	162,750	–	4,875	761,375
	2011	425,000	50,000	–	136,981	4,875	616,856

Stephen M. Forthuber Executive Vice President and Chief Operating Officer – Eastern Operations	2013	475,000	118,750	125,500	–	60,000	779,250
	2012	475,000	118,750	162,750	–	–	756,500
	2011	425,000	–	–	182,641	–	607,641

_______________

(1)	Amounts reflect the aggregate grant date fair value of stock options and stock awards granted in the year computed in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 12 to our audited financial statements included in our 2013 Annual Report on Form 10-K for the year ended December 31, 2013 which was filed with the SEC on March 17, 2014, as amended by that certain Amendment No. 1 to Form 10-K filed with the SEC on March 31, 2014.
(2)	The Stock Awards reflected for 2013 are the awards that were issued on January 2, 2013. The Stock Awards reflected for 2012, are the awards that were issued on January 3, 2012.
(3)	For 2011, 2012 and 2013, Dr. Berger received $500,000 in salary from BRMG and received the remaining portion of his base salary from Radnet Management, Inc.
(4)	For 2013, Mr. Stolper and Mr. Linden each received an annual car allowance of $9,600, and Mr. Hames received an annual car allowance of $4,875. The remaining compensation reflected in this column received during 2013 by Mr. Stolper, Mr. Linden and Dr. Berger related to payments by the Company of the premiums for coverage under the Company’s group health insurance plans. For 2013, Mr. Forthuber received an annual car allowance of $15,000. The additional compensation reflected in this column received during 2013 by Mr. Forthuber related to payments accrued for a car allowance in previous years.

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Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our Named Executive Officers under our 2006 Plan during 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(1)
Mark D. Stolper	01/02/13	50,000(2)	125,500
Jeffrey L. Linden	01/02/13	55,000(2)	138,050
Norman R. Hames	01/02/13	50,000(2)	125,500
Stephen M. Forthuber	01/02/13	50,000 (2)	125,500

_______________

(1)	For discussion regarding the valuation model and assumptions used to calculate the fair value of these stock awards, see footnote (1) to the Summary Compensation Table.
(2)	Each restricted stock award was granted under the 2006 Plan and vests in equal annual increments on January 2nd of 2013, 2014 and 2015, subject to the officer’s continued service.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2013.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mark D. Stolper	125,000	–	2.40	06/15/2014	14,620	24,415
	50,000	–	2.70	06/08/2015	25,045	41,825
	25,000	12,500	2.98	01/07/2016

Jeffrey L. Linden Norman R. Hames	150,000	–	2.40	06/15/2014	25,000	41,750
	100,000	–	2.70	06/08/2015	36,667	61,235
	50,000	25,000	2.98	01/07/2016

	150,000	–	2.40	06/15/2014	25,000	41,750
Stephen M. Forthuber	100,000	–	2.70	06/08/2015	33,333	55,666
	50,000	25,000	2.98	01/07/2016

	100,000	–	1.47	04/29/2014	25,000	41,750
	275,000	–	2.40	06/15/2014	33,333	55,666
	100,000	–	2.70	06/08/2015
	66,667	33,333	2.98	01/07/2016

_______________

(1)	Relates to stock options issued to the Named Executive Officers under the 2006 Plan. Unless otherwise indicated, one-third of the stock options are fully-vested as of the date of grant and the remaining portion of the options or warrants vest in equal increments on the first and second anniversaries of the date of grant. All stock options have a five-year term from the date of grant.
(2)	Unless otherwise indicated, one-third of the stock awards are fully-vested as of the date of grant and the remaining portion of the restricted stock award vests in equal increments on the first and second anniversaries of the date of grant.
(3)	The aggregate market value is based on the closing price of $1.67 per share of our common stock as of December 31, 2013.

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Warrant / Option Exercises and Stock Vested During 2013

The following table sets forth information for the Named Executive Officers regarding the value realized during 2013 for such executives pursuant to warrant or option exercises and the vesting of restricted stock:

	WARRANT / OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark D. Stolper	–	–	25,000	64,750	(2)
			16,667	41,834	(3)
Jeffrey L. Linden	–	–	25,000	64,750	(2)
			18,333	46,016	(3)
Norman R. Hames	898,714	1,761,480	25,000	64,750	(3)
			16,667	41,834	(3)
Stephen M. Forthuber	–	–	25,000	64,750	(2)
			16,667	41,834	(3)

_______________

(1)	The value realized equals the aggregate fair market value of the common stock acquired on the date of exercise of the warrant minus the aggregate exercise price.
(2)	The value realized equals the aggregate fair market value of our common stock based on the closing price of $2.59 per share on January 3, 2013, the date of vesting.
(3)	The value realized equals the aggregate fair market value of our common stock based on the closing price of $2.51 per share on January 2, 2013, the date of vesting.

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Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans, nonqualified defined contribution plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation upon termination of employment. The following table shows the contributions, earnings and current required payments of deferred compensation.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Howard G. Berger, M.D. (1)	–		–	–	$2,500,000
Jeffrey L. Linden(2)	–		–	–	$2,000,000
Norman R. Hames(3)	–		–	–	$1,050,000

_______________

(1)	Dr. Berger is entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.
(2)	Mr. Linden is entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary. Mr. Linden’s 2010 base salary was $400,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.
(3)	Mr. Hames is entitled to receive, upon his election to terminate employment, an amount equal to three times his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.
(4)	The above amounts have not been reported as compensation to the listed executive officers in the Summary Compensation Table for any fiscal year.

Employment Agreements

We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, for an initial five-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Linden’s base salary is $350,000, which was subsequently amended to $475,000 for the fiscal year 2010 and has since been amended to $525,000, effective as of January 1, 2012. The employment agreement also provides that Mr. Linden is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control — Severance Arrangements” and as described above under the heading “Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” Mr. Linden currently serves as Executive Vice President and General Counsel.

We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004 for an initial three-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Hames’ base salary is $225,000, which was subsequently amended to $425,000 for the fiscal year 2011 and has since been amended to $475,000, effective as of January 1, 2012. The employment agreement also provides that Mr. Hames is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control — Severance Arrangements” and as described above under the heading “Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” Mr. Hames currently serves as Executive Vice President and Chief Operating Officer — Western Operations.

We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement provides that Mr. Stolper’s initial base salary was $350,000, which was subsequently amended to $425,000 for the fiscal year 2011 and has since been amended to $475,000, effective as of January 1, 2012. The employment agreement also provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers and that he is entitled to certain benefits upon a change-in-control as described below under the heading “Potential Payments Upon Termination or Change in Control — Change-in-Control Arrangements.”

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Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our 2006 Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers.

Severance Arrangements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time and for any reason upon notice, as specified in each Named Executive Officer’s employment agreement and each Named Executive Officer may resign at any time and for any reason.

Dr. Berger

Dr. Berger has a severance arrangement with BRMG pursuant to a consulting agreement. Under this arrangement, in the event of termination “without cause,” Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or approximately $2,500,000. Additionally, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a payment in an amount equal to his 2010 annual base compensation from BRMG, or approximately $500,000.

BRMG may terminate Dr. Berger’s consulting services “for cause” if (i) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Dr. Berger willfully breaches or habitually neglects his duties, (iii) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (iv) Dr. Berger’s professional license is suspended, revoked or terminated or (v) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Mr. Stolper

If we terminate Mr. Stolper’s employment “without cause” or he voluntarily terminates his employment for good reason, Mr. Stolper is entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, or a total of $950,000 if hypothetically terminated on December 31, 2013 based upon his 2013 base salary. Such payments are subject to post-termination covenants intended to protect the Company’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such termination shall immediately vest and if hypothetically terminated on December 31, 2013, the unamortized intrinsic value of such newly vested options, warrants, restricted stock and other deferred equity compensation would be approximately $118,291 based on our December 31, 2013 closing per share price of $1.67.

We may terminate Mr. Stolper’s employment “for cause” (i) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (ii) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year, or (iii) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Mr. Stolper may terminate his employment for “good reason” (i) if the Company is in material default of its obligations under the employment agreement or (ii) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is re-located, and such changes remain unremedied for a period of ten days following notice from Mr. Stolper.

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Mr. Linden

If we terminate Mr. Linden’s employment “without cause” or Mr. Linden elects to terminate his employment for any reason, Mr. Linden will be entitled to receive a severance payment in an amount equal to five times his 2010 base salary, or approximately $2,000,000. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Linden’s employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Linden willfully breaches or habitually neglects his duties, or (iii) Mr. Linden commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Hames

If we terminate Mr. Hames’ employment “without cause” or Mr. Hames elects to terminate his employment for any reason, Mr. Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or approximately $1,050,000. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Hames’ employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Hames willfully breaches or habitually neglects his duties, or (iii) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Forthuber

We entered into a retention agreement with Mr. Forthuber on November 15, 2006. If we terminate Mr. Forthuber’s employment for any reason other than for “disability” or “cause”, Mr. Forthuber will be entitled to receive a lump sum severance payment in an amount equal to his then annual salary, or a total of $475,000 if hypothetically terminated on December 31, 2013, based upon his 2013 base salary. The severance payment is required to be paid within fifteen business days of the effective date of such termination; provided, that, if the payments are subject to Section 409A of the Code and Mr. Forthuber is deemed a “specified employee” (as defined in Section 409A of the Code), then, such payment shall not be required to be paid until the first day of the seventh month following the effective date of such termination. Mr. Forthuber is also subject to post-termination covenants for twelve months from the effective date of termination intended to protect the Company’s business.

Under the retention agreement, “disability” means that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation. The determination of Mr. Forthuber’s disability is required to be made by a medical physician selected or agreed to by the Company or upon mutual agreement between the Company and Mr. Forthuber or his personal representative.

We may terminate Mr. Forthuber’s employment for “cause” (i) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude; (ii) based on the willful and continued failure of Mr. Forthuber for a total of 10 days (which need not be consecutive days) within any fiscal year to substantially perform his duties (other than any such failure resulting from illness or “disability”) after a written demand for substantial performance from us has been delivered to Mr. Forthuber, which demand specifically identifies the manner in which it claims Mr. Forthuber has not substantially performed his duties, or (iii) Mr. Forthuber has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Change-in-Control Arrangements

None of our Named Executive Officers is generally entitled to payment of any special benefits upon a change-in-control of the Company; however all options, warrants and any other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such change-in-control shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2013, the unamortized intrinsic value of such newly vested options, warrants, restricted stock and other deferred equity compensation would be approximately $118,291 based on our December 31, 2013 closing per share price of $1.67.

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Under the 2006 Plan, the Board of Directors of the Company, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may in its discretion, in connection with a “change-in-control”, accelerate the vesting of all or any part of the options that are then outstanding and terminate any restrictions on all or any part of the restricted stock awards. A “change-in-control” under the 2006 Plan shall mean: a merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose stockholder did not own all or substantially all of our common stock immediately before such transaction); a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary of the Company); an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Exchange Act); the dissolution or liquidation of the Company; a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the board; or any other event that may be specified in the specific awards granted by the Board of Directors or a committee thereof pursuant to the 2006 Plan.

COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the skill level required by the members of our board. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and officers.

Cash Compensation Paid to Non-Employee Board Members

The Board of Directors revised the compensation structure for non-employee directors, effective as of April 1, 2012, as set forth below:

Annual cash compensation	$35,000
Audit Committee Chair annual cash compensation	$15,000
Compensation and Management Development Committee Chair annual cash compensation	$7,500
Nominating and Governance Committee Chair annual cash compensation	$7,500
Committee Meeting Attendance (per meeting)	$1,500
Board Meeting Attendance (per meeting)	$2,000

Employee directors do not receive any additional compensation for their service as a director.

Equity Compensation

Effective as of January 1, 2012, non-employee members of our Board of Directors are entitled to receive an annual restricted stock grant of 50,000 shares on the first trading day of the year. One third of the restricted stock shall vest on the date of grant and one-third shall vest on the first and second anniversaries of the date of grant. However, for 2013 only, the Board of Directors determined, in part due to possible increase in taxes, that the annual restricted stock grant that would otherwise be issued on the close of business on the first trading day of the year would be issued on December 20, 2012 instead.

Director Compensation - 2013

The table below summarizes the cash and non-cash director fees received for the fiscal year ended December 31, 2013 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)
Marvin S. Cadwell(1)	56,500
Lawrence L. Levitt(1)	65,500
Michael L. Sherman, M.D. (1)	59,500
David L. Swartz(1)	73,000

_______________

(1)	As of December 31, 2013, each of Messrs. Cadwell, Levitt, Sherman and Swartz had 33,333 shares of unvested restricted stock and 116,250 shares subject to vested stock options. No restricted stock grants were issued in 2013 since the grants that would otherwise have been issued on the first trading day of that year were issued on December 20, 2012 instead.

Director Compensation - 2014

In 2013, the Board of Directors determined that the cash compensation structure for non-employee directors would be the same as provided in 2013 but determined that the number of shares subject to the annual restricted stock grant would be equal to $125,000 based on the closing price of the Company’s common stock on January 2, 2014. Each director therefore received a restricted stock grant of 77,160 shares on January 2, 2014, with one-third vested as of the grant date and the remaining portion vesting in two equal annual installments on January 2, 2015 and 2016, respectively, subject to continued service.

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Equity Compensation Plan Information

We have two stock incentive plans: our 2000 Long-Term Incentive Plan (the “2000 Plan”) and our 2006 Equity Incentive Plan (the “2006 Plan”).

We reserved 1,000,000 shares of common stock for issuance under our 2000 Plan. As of December 31, 2013, there were 7,500 options outstanding under the 2000 Plan. Upon approval of the 2006 Plan, we ceased granting awards under the 2000 Plan.

We have reserved 11,000,000 shares of common stock for issuance under our 2006 Plan. The 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event. As of December 31, 2013, we had 6,383,750 options, warrants and shares of restricted stock outstanding and 4,596,250 available for grant under the 2006 Plan.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and stock awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2013.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options And Warrants (#)	(B) Weighted Average Exercise Price of Outstanding Options and Warrants ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	4,701,250	3.15	4,596,250
Equity incentive plans not approved by stockholders(1)	200,000	2.62	–
TOTAL	4,901,250

_______________

(1)	Consists of shares available upon exercise of warrants granted under various types of arrangements to employees and in exchange for outside services. All warrants were issued with an exercise price equal to the fair value of the underlying common stock on the date of grant. The warrants expire from five to seven years from the date of grant and the vesting terms were determined by the Board of Directors or the Compensation and Management Development Committee on the date of grant. All of the warrants were fully vested as of December 31, 2013.

The 2000 Plan and 2006 Plan are administered by the Compensation and Management Development Committee, which has the power to determine matters related to outstanding option awards under the Plans, including conditions of vesting and exercisability. Options granted under the Plans expire no later than 10 years from the grant date. Options generally vest in increments over three or five years from the date of grant. Options granted to non-employee directors however are fully vested upon issuance. Restricted stock grants issued to employees and non-employee directors generally vest in equal annual increments over two years from the date of grant with one-third vested as of the date of grant.

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has audited our financial statements annually since January 1, 2007. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2012 and 2013 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2012	2013
Audit Fees(1)	$1,039,500	$1,265,600
Audit-Related Fees(2)	$160,000	$116,495
Tax Fees(3)	–	–
All Other Fees(4)	–	–
Total	$1,199,500	$1,381,579

_______________

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2013 and the fiscal year ended December 31, 2012 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2013 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables).

As described in detail under the “Compensation Discussion and Analysis” section above, our compensation policies are designed to be competitive with comparable employers and to align management’s incentives with both near term and long-term interests of our stockholders. We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving the Company’s strategic initiatives and objective measures of success. Our Compensation and Management Development Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

The vote on this resolution, commonly known as the “say-on-pay” proposal, is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors or the Company nor require our Board of Directors or Compensation and Management Development Committee to take any action.  However, our Board of Directors and Compensation and Management Development Committee values the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the sec

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PROPOSAL NO. 4

AUTHORIZE THE BOARD TO EFFECT A REVERSE STOCK SPLIT AND PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IN CONNECTION WITH THE REVERSE STOCK SPLIT

We are asking you to authorize our Board of Directors to effect, in its discretion, a reverse stock split and to approve an amendment to our Certificate of Incorporation, as amended, in substantially the form attached hereto as Annex A (the “Certificate of Amendment”), to effect a reverse stock split at a ratio within a range from 1-for-2 to 1-for-5, following stockholder approval and to reduce proportionately the total number of shares of common stock that we are authorized to issue, subject to the Board’s authority to abandon the Certificate of Amendment. If our stockholders approve the reverse stock split and the Board determines to implement the reverse stock split, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

The reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by the Board will be the same for all outstanding common stock. The reverse stock split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will proportionately reduce the number of authorized shares of common stock by the ratio of the reverse stock split, but the par value of the common stock will remain at $0.0001 per share. The number of authorized shares of preferred stock will remain the same.

The Board may determine in its discretion not to effect any reverse stock split and not to file the Certificate of Amendment. Subject to approval of the Certificate of Amendment, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split.

Purpose of the Reverse Stock Split

The Board believes that it is in the best interests of the Company and our stockholders to reduce the number of issued and outstanding shares through a reverse stock split. The Board also believes that the increased market price of our common stock expected as a result of the reverse stock split and corresponding reduction in the total number of authorized shares of our common stock may improve marketability and liquidity of our common stock and further encourage interest and trading in our common stock.

For example, the Board believes that some institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. The reverse stock split could increase our market price to a level that would be viewed more favorably by potential investors. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stock. A higher stock price after the reverse stock split may reduce this concern.

Board Discretion to Implement the Reverse Stock Split and Determine the Ratio

If the reverse stock split and the corresponding proportionate reduction in the total number of authorized shares of common stock are approved by our stockholders, the Certificate of Amendment will become effective, if at all, only upon a determination by the Board that the actions contemplated by the Certificate of Amendment are in the best interests of the Company and our stockholders. Such determination will be based on certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding approval by the stockholders of this Proposal No. 4, the Board may, in its sole discretion, abandon all of the proposed amendments and determine not to effect the reverse stock split and the proportionate reduction of the total number of authorized shares of common stock prior to July 9, 2015. If the Board elects not to implement the reverse stock split and proportionate reduction in the total number of authorized shares of common stock prior to July 9, 2015, stockholder approval would again be required prior to implementing any reverse stock split or corresponding reduction in the authorized shares of common stock subsequent to July 9, 2015.

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The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-5, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	our capitalization (including the number of shares of common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	the potential devaluation of our market capitalization as a result of the reverse stock split.

Our purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. After the effective date of the proposed reverse stock split and proportionate reduction in the total number of authorized shares of common stock, each stockholder will own a reduced number of shares of common stock. However, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any stockholders receiving cash in lieu of fractional shares or proportionate voting power. For example, if the Board decides to implement a 1-for-2 reverse stock split of common stock, then a stockholder holding 10,000 shares of common stock before the reverse stock split would instead hold 5,000 shares of common stock immediately following the reverse stock split. All shares of common stock will remain validly issued, fully paid and non-assessable.

The proposed reverse stock split will also reduce the number of shares of common stock issuable under the Company’s 2000 Equity Incentive Plan and 2006 Equity Incentive Plan, as amended, collectively referred to as the “Equity Incentive Plans”. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split.

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, of which 41,117,823 shares of common stock were issued and outstanding as of March 31, 2014, and 30,000,000 shares of preferred stock, par value $0.0001 per share, none of which were issued and outstanding as of March 31, 2014. If we effect the proposed reverse stock split and file the Certificate of Amendment, the number of shares of our authorized common stock will be reduced proportionately by the ratio of the reverse stock split and the number of shares of our authorized preferred stock will remain unchanged. The Certificate of Amendment will not affect the par value of our common stock or preferred stock, which will remain at $0.0001 per share.

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The following table illustrates the effects of the reverse stock split at certain exchange ratios within the 1-for-2 to 1-for-5 range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock as of March 31, 2014:

		After Reverse Stock Split
	Before Reverse Stock Split	1-for-2	1-for-3	1-for-4	1-for-5
Common Stock Outstanding	41,117,823	20,558,911	13,705,941	10,278,705	8,223,564
Common Stock Underlying Outstanding Options and Warrants	4,458,000	2,229,000	1,486,000	1,114,500	891,600
Common Stock Available for Grant under Equity Incentive Plans	3,784,465	1,892,232	1,261,488	946,116	756,893
Total Common Stock Authorized but Unreserved	150,639,712	72,319,856	50,213,237	37,659,928	30,127,942

Because no fractional shares will be issued, certain holders of our common stock could be eliminated in the event that the proposed reverse stock split is implemented. However, the Board does not intend to use the reverse stock split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. As of May 13, 2014, we had approximately one record holder who held fewer than 5 shares of common stock, out of a total of approximately 1,335 record holders. Therefore, we believe that a reverse stock split, even if implemented and approved at a ratio of 1-for-5, would not have a significant effect on the number of record holders of our common stock.

Our common stock is currently registered under Section 12(B) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on The Nasdaq Global Market under the symbol “RDNT” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock.

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

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The reverse stock split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Effective Date

If we implement the reverse stock split and the corresponding proportionate reduction in the total number of authorized shares of common stock, it will become effective as of 5:00 p.m. Eastern time on the date of filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may determine to proceed with the reverse stock split at any time after we receive stockholder approval, up to July 9, 2015. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the reverse stock split if, at any time before filing the Certificate of Amendment, the Board, in its discretion, determines that it is no longer in the Company’s best interest and the best interest of our stockholders to proceed with the reverse stock split.

Treatment of Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered stockholders who hold their shares in certificate form will receive cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on The Nasdaq Global Market, as of the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or

•	if you have shares of common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in each of your accounts prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal or the reverse stock split.

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Effect on Beneficial Owners

Stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of RadNet common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the exchange agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the new direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment

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Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate of Incorporation, as amended, with respect to the Certificate of Amendment, and the Company will not independently provide our stockholders with any such right.

Certain U.S. Federal Income Tax Consequences

The following is a discussion of certain United States federal income tax considerations relating to the proposed reverse stock split that may be relevant to stockholders of the Company. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold stock of the Company as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold stock of the Company as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of stock of the Company, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold stock of the Company, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split. Furthermore, this summary does not address any foreign, state, or local tax considerations relating to the reverse stock split.

Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code.  Certain filings with the Internal Revenue Service (“IRS”) must be made by the Company and certain “significant holders” of its common stock in order for the reverse stock split to qualify as a recapitalization. The tax consequences discussed below assume that the reverse stock split is treated as a recapitalization.

The Company will not recognize any gain or loss as a result of any reverse stock split.

A stockholder generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the Company’s post-reverse split common stock.  A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split common stock generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split common stock allocated to the fractional share interest.  However, stockholders who, actually or constructively for U.S. federal income tax purposes, own more than 1 percent of the Company’s outstanding common stock should consult their tax advisors as to whether any cash received in lieu of a fractional share interest could be treated as being “essentially equivalent to a dividend” and taxed accordingly.

Capital gain recognized by a non-corporate stockholder upon receipt of cash in lieu of a fractional share interest is generally taxed at a maximum rate of 20% where the stockholder has a holding period for U.S. federal income tax purposes in such stockholder’s pre-reverse split common stock of more than one year. If a non-corporate stockholder's holding period is one year or less, any recognized gain will generally be subject to U.S. federal income tax at the same rate as ordinary income (the maximum rate of which is currently 39.6%). An additional 3.8% Medicare contribution tax may also be applicable to the amount of any capital gain recognized by a non-corporate stockholder that has a “modified adjusted gross income” in excess of a specified threshold amount. For corporations, capital gain is taxed at the same rate as ordinary income (the maximum rate of which is currently 35%). There are limits on the deductibility of capital losses for both corporate and non-corporate holders.

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A stockholder's aggregate tax basis of the post-reverse split common stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse split common stock exchanged therefore (excluding any portion of the stockholder's tax basis allocated to fractional share interests).  The holding period of the post-reverse split common stock received in the reverse stock split will include the holding period of the pre-reverse split common stock exchanged.

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share interest in the Company’s post-reverse split common stock in the case of certain stockholders. In addition, stockholders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve this Proposal No. 4 to (i) authorize the Board to effect a reverse stock split of our outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-5, as determined by the Board and (ii) approve the corresponding Certificate of Amendment to proportionately reduce the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” the approval TO EFFECT A REVERSE STOCK SPLIT AND PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

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HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us by writing to Investor Relations at RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025 or by calling 310-445-2955. We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request. Stockholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

For further information about RadNet, Inc., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2013, as amended, which accompanies this Proxy Statement. Our annual report on Form 10-K is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

By Order of the Board of Directors,

Norman R. Hames

Corporate Secretary

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Annex A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

RADNET, INC.,

a Delaware corporation

RadNet, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1.     The name of this Corporation is RadNet, Inc. The Certificate of Incorporation was originally filed with the Secretary of State of Delaware on June 19, 2008, which was amended on September 2, 2008 (collectively, the “Certificate”).

2.     This Certificate of Amendment hereby amends the Certificate by deleting the introductory paragraph of Article Fourth and Section A of Article Fourth and inserting the following in lieu thereof:

FOURTH:     Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares that the Corporation shall have authority to issue is [________][1].

A.     Common Stock. The total number of shares of common stock that the Corporation shall have authority to issue shall be [__________][2], par value $.0001 per share (the “Common Stock”). The Common Stock shall have the powers, preferences, rights and restrictions as provided for under the DGCL.

Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [two (2)][three (3)][four (4)][five (5)][3] shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically combined and converted, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $.0001 per share, subject to the treatment of fractional shares No fractional shares shall be issued and, in lieu thereof, any holder of record of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Global Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

3.     This Certificate of Amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this ___ day of ___________________, ____.

RADNET, INC.

By: _________________________

Name:

Title:

_______________

[1]	The total number of shares authorized will be the aggregate of 30,000,000 shares designated as preferred stock plus the number of shares designated as common stock which will be determined based on the ratio of the reverse stock split.
[2]	The total number of shares of common stock authorized will be reduced by the ratio of the reverse stock split determined by the Board of Directors.
[3]	As determined by the Board of Directors.

PROXY

RADNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS JULY 9, 2014

The undersigned hereby appoints Mark Stolper and Jeffrey Linden, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on July 9, 2014 at 10:00 a.m. (Pacific Time) and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given in respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3, 4, & 5.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

RADNET, INC.

July 9, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://radnet.com/2014Proxy.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

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